Exhibit 23.1






                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated April 2, 1996 (except with respect to the matter discussed in Note 10 as to which the date is September 13, 1996) included in or made a part of this Registration Statement of Hibbett Sporting Goods, Inc. on Form S-1 (No. 333-07023) and to the reference to our Firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                 ARTHUR ANDERSON LLP



Birmingham, Alabama
September 30, 1996